UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2019

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On December 30, 2019, GSE Performance Solutions, Inc., GSE Systems, Inc. and their subsidiaries and affiliates (collectively, “GSE”), on the one hand, and Christopher A. Davenport (“Davenport”) and Steven L. Pellerin (“Pellerin”), on the other hand, entered into a Settlement and Release Agreement (the “DP Settlement Agreement”) resolving all disputes between the parties pertaining that certain  membership interest purchase agreement, dated February 15, 2019 (the “DP Engineering Purchase Agreement”), by and among GSE, DP Engineering Co. Ltd., Pellerin, and  Davenport, pursuant to which GSE acquired from Pellerin and Davenport 100% of the membership interests in DP Engineering for $13.5 million payable at closing (subject to customary pre- and post-closing working capital adjustments) plus additional earn-out consideration.

In August 2019, GSE had alleged that Davenport and Pellerin had breached certain representations and warranties in the DP Engineering Purchase Agreement and GSE made an indemnification demand in accordance with the foregoing agreement. Davenport and Pellerin had rejected the indemnification demand.

As a result of the DP Settlement Agreement, Davenport and Pellerin agreed to cause the entire amount of the Escrow Fund (as defined in the DP Engineering Purchase Agreement), One Million Seven Hundred Eight Thousand Seven Hundred Thirty and 68/100 Dollars ($1,708,730.68), to be released to GSE. Davenport and Pellerin further agreed to pay to GSE the sum of Three Hundred Sixteen Thousand Two Hundred Sixty-Nine and 32/100 Dollars ($316,269.32 ). GSE agreed to pay a certain state tax refund for tax year 2018 to Davenport and Pellerin. In exchange for the foregoing payments, the parties exchanged mutual releases including, but not limited to, the release by GSE of all claims, demands, damages, defects and deficiencies arising out of or in connection with the DP Engineering Purchase Agreement (whether known or unknown).

The foregoing description of the DP Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the DP Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Settlement and Release Agreement, dated December 30, 2019, by, among and between GSE Performance Solutions, Inc., Christopher A. Davenport and Steven L. Pellerin.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
January 6, 2020